EXHIBIT 99.3

PART I: FINANCIAL INFORMATION

Item 1. Financial Statements

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions, except share data)

	April 4, 2003	December 31, 2002
Assets
Cash and cash equivalents	$190.0	$190.4
Receivables, net (including $10.8 and $4.7 due from Motorola)	129.7	115.4
Inventories, net	170.5	163.5
Other current assets	30.4	39.4
Deferred income taxes	7.6	6.4

Total current assets	528.2	515.1
Property, plant and equipment, net	558.4	585.3
Goodwill	77.3	77.3
Intangible asset, net	23.7	26.7
Other assets	41.4	39.0

Total assets	$1,229.0	$1,243.4

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Accounts payable (including $0.1 and $0.1 payable to Motorola)	$107.7	$74.1
Accrued expenses (including $1.3 and $0.7 payable to Motorola)	85.2	100.6
Income taxes payable	14.8	11.0
Accrued interest	22.8	43.6
Deferred income on sales to distributors	68.2	70.8
Current portion of long-term debt	24.0	19.8

Total current liabilities	322.7	319.9
Long-term debt (including $130.2 and $126.9 payable to Motorola)	1,413.4	1,403.4
Other long-term liabilities	44.5	42.9
Deferred income taxes	0.9	2.2

Total liabilities	1,781.5	1,768.4

Commitments and contingencies (See Note 8)	—	—

Minority interests in consolidated subsidiaries	28.0	27.0

Series A cumulative, convertible, redeemable preferred stock ($0.01 par value 100,000 shares authorized, 10,000 shares issued and outstanding; 8% annual dividend rate; liquidation value—$100.0 plus $13.1 and $10.9 of accrued dividends)	112.3	110.1

Common stock ($0.01 par value, 500,000,000 shares authorized, 176,663,090 and 176,439,900 shares issued and outstanding)	1.8	1.8
Additional paid-in capital	735.5	737.4
Accumulated other comprehensive income (loss)	(12.6)	(34.3)
Accumulated deficit	(1,417.5)	(1,367.0)

Total stockholders’ equity (deficit)	(692.8)	(662.1)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ equity (deficit)	$1,229.0	$1,243.4

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in millions, except per share data)

	Quarter Ended
	April 4, 2003	March 29, 2002
Revenues (including $21.5 and $18.2 from Motorola)	$269.5	$271.0
Cost of sales	195.1	209.1

Gross profit	74.4	61.9

Operating expenses:
Research and development	17.7	17.3
Selling and marketing	16.1	14.6
General and administrative	21.3	29.2
Amortization of intangible	3.0	3.0
Restructuring, asset impairments and other	—	7.1

Total operating expenses	58.1	71.2

Operating income (loss)	16.3	(9.3)

Other income (expenses), net:
Interest expense	(38.4)	(36.0)
Loss on debt prepayment	(3.5)	—

Other income (expenses), net	(41.9)	(36.0)

Loss before income taxes and minority interests and cumulative affect of accounting change	(25.6)	(45.3)
Income tax provision	(2.2)	(4.1)
Minority interests	(1.2)	(0.6)

Loss before cumulative effect of accounting change	(29.0)	(50.0)
Cumulative effect of accounting change	(21.5)	—

Net loss	(50.5)	(50.0)
Less: Redeemable preferred stock dividends	(2.2)	(2.1)

Net loss applicable to common stock	$(52.7)	$(52.1)

Comprehensive loss:
Net loss	$(50.5)	$(50.0)
Foreign currency translation adjustments	0.7	(0.8)
Additional minimum pension liability adjustment	19.6	—
Effects of cash flows hedges	1.4	3.2

Comprehensive loss	$(28.8)	$(47.6)

Earnings (loss) per common share:
Basic:
Net loss available for common stock	$(0.30)	$(0.30)

Diluted:
Net loss available for common stock	$(0.30)	$(0.30)

Weighted average common shares outstanding:
Basic	176.4	174.8

Diluted	176.4	174.8

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended
	April 4, 2003	March 29, 2002
Cash flows from operating activities:
Net loss	$(50.5)	$(50.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	36.0	37.4
Loss on debt prepayment	3.5	—
Amortization of debt issuance costs and debt discount	2.2	1.6
Provision for excess inventories	4.0	10.7
Cumulative effect of accounting change	21.5	—
Non-cash interest on junior subordinated note payable to Motorola	3.3	2.7
Deferred income taxes	(2.5)	0.7
Stock compensation expense	0.1	0.3
Other	1.9	0.6
Changes in assets and liabilities:
Receivables	(12.0)	(8.1)
Inventories	(11.0)	2.1
Other assets	7.6	(1.1)
Accounts payable	33.6	(0.4)
Accrued expenses	(15.3)	2.8
Income taxes payable	3.8	1.8
Accrued interest	(20.8)	(0.9)
Deferred income on sales to distributors	(2.6)	(21.3)
Other long-term liabilities	1.8	2.3

Net cash provided by (used in) operating activities	4.6	(18.8)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6.2)	(12.8)
Proceeds from sales of property, plant and equipment	—	0.2

Net cash used in investing activities	(6.2)	(12.6)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	190.9	—
Proceeds from issuance of common stock under the employee stock purchase plan	0.2	0.4
Proceeds from stock option exercises	—	0.8
Payment of debt issuance costs	(9.3)	—
Payment of capital lease obligation	—	(0.7)
Repayment of long-term debt	(180.9)	(2.8)

Net cash provided by (used in) financing activities	0.9	(2.3)

Effect of exchange rate changes on cash and cash equivalents	0.3	(0.1)

Net increase (decrease) in cash and cash equivalents	(0.4)	(33.8)
Cash and cash equivalents, beginning of period	190.4	186.0

Cash and cash equivalents, end of period	$190.0	$152.2

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1:  Background and Basis of Presentation

The accompanying consolidated financial statements include the accounts of ON Semiconductor Corporation, its wholly-owned and majority-owned subsidiaries (collectively, the “Company”). Investments in companies that represent less than 20% of the related voting stock and for which the Company does not exert significant influence on are accounted for on the cost basis. All material intercompany accounts and transactions have been eliminated.

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, (FIN No. 46) during the second quarter of 2003. FIN No. 46 requires that certain variable interest entities (“VIE’s”) be consolidated by the primary beneficiary, as that term is defined in FIN No. 46. The Company determined that its investment in Leshan-Phoenix Semiconductor Company Limited (“Leshan”) meets the definition of a VIE as its economic interest in Leshan is proportionately greater than its ownership interest and, therefore, the investment in Leshan should be consolidated under FIN No. 46. The Company had previously accounted for its investment in Leshan using the equity method. While consolidation of the Company’s investment in Leshan did not impact the Company’s previously reported net income (loss) or stockholders’ equity (deficit), financial information of prior periods has been revised for comparative purposes as allowed by FIN No. 46.

The accompanying unaudited financial statements as of April 4, 2003 and for the three months ended April 4, 2003 and March 29, 2002, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements included in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on September 9, 2003 (the “Company’s 8-K”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited. Such financial information should be read in conjunction with the consolidated financial statements and related notes thereto as of December 31, 2002 and for the year then ended included in the Company’s 8-K.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain prior period amounts have been reclassified to conform to the current period presentation. These changes had no impact on previously reported results of operations or stockholders’ equity (deficit).

Note 2:  Liquidity

During the quarter ended April 4, 2003, the Company incurred a net loss of $50.5 million compared to a net loss of $50.0 million in the first quarter of 2002. The Company’s net results included expense from restructuring and other of $7.1 million in the first quarter of 2002, as well as interest expense of $38.4 million and $36.0 million, in the first quarter of 2003 and the first quarter of 2002, respectively. The Company’s operating activities provided cash of $4.6 million in the first quarter of 2003 and used cash of $18.8 million in the first quarter of 2002.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

At April 4, 2003, the Company had $190.0 million in cash and cash equivalents, net working capital of $205.5 million, term or revolving debt of $1,437.4 million and a stockholders’ deficit of $692.8 million. The Company’s long-term debt includes $520.7 million under its senior bank facilities; $291.7 million (net of discount) of its 12% second lien senior secured notes due 2008; $191.0 million (net of discount) of its 12% first lien senior secured notes due 2010; $260.0 million of its 12% senior subordinated notes due 2009; $130.2 million under a 10% junior subordinated note payable to Motorola due 2011; and, $23.8 million under a note payable to a Japanese bank due 2010; and $20.0 million under a loan facility with a Chinese bank. The Company was in compliance with all of the covenants contained in its various debt agreements as of April 4, 2003 and expects to remain in compliance over the next twelve months.

As described in Note 7 “Long-Term Debt,” ON Semiconductor Corporation and its principal domestic operating subsidiary, Semiconductor Components Industries, LLC (collectively, the “Issuers”), issued $200.0 million principal amount of first lien notes (the “First-Lien Notes”) on March 3, 2003 in a private offering that was exempt from the registration requirements of the federal securities laws. The First-Lien Notes, which are callable after four years, were issued at 95.467% of par value and generated net proceeds of approximately $180.9 million after deducting the discount and related issuance costs. The net proceeds were used to prepay a portion of the amounts outstanding under the Company’s senior bank facilities, including $25.0 million relating to the Company’s revolving credit facility. In connection with the prepayment, the Company wrote off $3.5 million of debt issuance costs in the first quarter of 2003 which are included in other income (expenses), net in the accompanying consolidated statement of operations and comprehensive loss.

The Company’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its credit agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If the Company fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to the Company. Although there can be no assurance, management believes that cash flow from operating activities coupled with existing cash balances will be adequate to fund the Company’s operating and capital needs as well as to enable it to maintain compliance with its various debt agreements through April 3, 2004. To the extent that results or events differ from the Company’s financial projections or business plans, its liquidity may be adversely impacted.

Note 3:  Accounting Change

During the second quarter of 2003, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations. Historically, the Company amortized its net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. Effective January 1, 2003, the Company will no longer defer actuarial gains or losses but will recognize such gains or losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred.

The impact of this change for periods prior to January 1, 2003 is a charge of $21.5 million or $0.12 per share, both before and after income taxes, and has been reflected as the cumulative effect of a change in

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

accounting principle in the Company’s consolidated statement of operations and comprehensive loss for the quarter ended April 4, 2003. The effect of the change on the quarter ended April 4, 2003 was to decrease the loss before cumulative effect of accounting change by $1.6 million or $0.01 per share, both before and after income taxes, and to increase the net loss by $19.9 million or $0.11 per share, both before and after income taxes. Absent the accounting change, the $21.5 million of net unrecognized actuarial losses at December 31, 2002 would have been recognized as an operating expense in future periods.

The effect of the accounting change on the quarter ended March 29, 2002 (in millions, except per share data):

Quarter Ended
March 29, 2002
(Pro forma)
Reported loss before cumulative effect of accounting change	$(50.0)
Add back: Amortization of actuarial losses	1.2

Loss before cumulative effect of accounting change	(48.8)
Cumulative effect of accounting change	—

Net loss	$(48.8)

Loss per share:
Basic
Reported loss before cumulative effect of accounting change	$(0.30)
Add back: Amortization of actuarial losses	0.01

Loss before cumulative effect of accounting change	(0.29)
Cumulative effect of accounting change	—

Net loss per share	$(0.29)

Diluted
Reported loss before cumulative effect of accounting change	$(0.30)
Add back: Amortization of actuarial losses	0.01

Loss before cumulative effect of accounting change	(0.29)
Cumulative effect of accounting change	—

Net loss per share	$(0.29)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 4:  Balance Sheet Information

Balance sheet information is as follows (in millions):

	April 4, 2003	December 31, 2002
Receivables, net:
Accounts receivable	$131.6	$117.3
Less: Allowance for doubtful accounts	(1.9)	(1.9)

	$129.7	$115.4

Inventories, net:
Raw materials	$18.8	$15.5
Work in process	113.9	109.8
Finished goods	76.7	81.9

Total inventory	209.4	207.2
Less: Inventory reserves	(38.9)	(43.7)

	$170.5	$163.5

Property, plant and equipment, net:
Land	$15.4	$15.0
Buildings	364.5	357.4
Machinery and equipment	1,052.3	1,055.0

Total property, plant and equipment	1,432.2	1,427.4
Less: Accumulated depreciation	(873.8)	(842.1)

	$558.4	$585.3

Goodwill, net:
Goodwill	$95.7	$95.7
Less: Accumulated amortization	(18.4)	(18.4)

	$77.3	$77.3

Intangible asset, net:
Developed technology	$59.3	$59.3
Less: Accumulated amortization	(35.6)	(32.6)

	$23.7	$26.7

Other assets:
Debt issuance costs	$37.7	$33.7
Other	3.7	5.3

	$41.4	$39.0

Accrued expenses:
Accrued payroll	$30.6	$27.9
Sales related reserves	12.2	14.2
Restructuring reserves	12.5	19.5
Other	29.9	39.0

	$85.2	$100.6

Other long-term liabilities:
Accrued retirement benefits	$36.1	$33.7
Cash flow hedge liability	7.7	8.2
Other	0.7	1.0

	$44.5	$42.9

Other comprehensive loss:
Foreign currency translation adjustments	$(1.3)	$(2.0)
Minimum pension liability	—	(19.6)
Net unrealized losses and adjustments related to cash flow hedges	(10.7)	(12.1)
Unrealized losses on deferred compensation plan investments	(0.6)	(0.6)

	$(12.6)	$(34.3)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Estimated amortization expense for the intangible asset is as follows (in millions):

Year ended December 31,
Remainder of 2003	$8.9
2004	11.9
2005	2.9

$23.7

The activity related to our warranty reserves for the quarter ended April 4, 2003 is as follows (in millions):

Balance as of December 31, 2002	$2.7
Provision	—
Usage	(0.3)

Balance as of April 4, 2003	$2.4

Note 5:  Restructuring, Asset Impairments and Other

Activity related to the Company’s restructuring, asset impairments and other is as follows (in millions):

	Reserve Balance at 12/31/02	2003 Charges	2003 Usage	2003 Adjustments	Reserve Balance at 04/04/03
December 2002
Cash employee separations charges	$9.9	$—	$(3.7)	$—	$6.2
Cash exit costs	1.8	—	(1.0)	—	0.8

December 2002 Restructuring reserve balance	11.7				7.0

June 2002
Cash employee separations charges	0.4	—	(0.4)	—	—
Cash exit costs	1.5	—	—	—	1.5

June 2002 Restructuring reserve balance	1.9				1.5

March 2002
Cash employee separations charges	3.0	—	(0.8)	—	2.2

March 2002 Restructuring reserve balance	3.0				2.2

December 2001
Cash employee separations charges	0.1	—	—	—	0.1

December 2001 Restructuring reserve balance	0.1				0.1

June 2001
Cash employee separations charges	1.7	—		(1.7)	—
Cash exit costs	1.1	—	(1.1)	1.7	1.7

June 2001 Restructuring reserve balance	2.8				1.7

	$19.5	$—	$(7.0)	$—	$12.5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

December 2002 Restructuring Program

The remaining restructuring reserves of $7.0 million at April 4, 2003 are comprised of $6.2 million and $0.8 million related to separation costs associated with approximately 130 terminated employees and lease termination and other exit costs, respectively. The Company expects to settle its remaining obligations related to this restructuring program by December 2003.

June 2002 Restructuring Program

The remaining restructuring reserve at April 4, 2003 relates to estimated termination charges associated with a supply agreement. The Company is currently in negotiations to settle this obligation.

March 2002 Restructuring Program

The remaining restructuring reserve of $2.2 million at April 4, 2003 relates to the unpaid separation costs associated with terminated employees and the remaining 15 employees to be terminated under the program. The Company currently expects that the terminations will be completed by June 30, 2003.

December 2001 Restructuring Program

As of April 4, 2003, all impacted employees had been terminated and the Company currently expects that the final severance payments will be made by June 2003.

June 2001 Restructuring Program

The Company reversed the $1.7 million employee separation charges reserve as all employees have been terminated under the program and all severance payments have been made. The Company recorded a charge of $1.7 million related to additional costs associated with the closure of the Guadalajara, Mexico facility. This reserve is expected to be utilized within three months after the sale of the Guadalajara facility.

Note 6:  Earnings (Loss) per Common Share

Basic earnings (loss) per share is computed by dividing net income (loss) adjusted for dividends accrued on the Company’s redeemable preferred stock by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share generally assumes the conversion of the convertible redeemable preferred stock into common stock and also incorporates the incremental impact of shares issuable upon the assumed exercise of stock options if such conversions or exercises are dilutive. The number of incremental shares from the assumed exercise of stock options is calculated by applying the treasury stock method. For the first quarter of 2003 and the first quarter of 2002, the effect of stock option shares were not included as the related impact would have been anti-dilutive as the Company generated a net loss in those periods. Had the Company generated net income in the first quarter of 2003 and the first quarter of 2002, the assumed exercise of stock options would have resulted in an additional 0.4 million shares and 3.8 million shares of diluted weighted average common shares outstanding in the first quarter of 2003 and the first quarter of 2002, respectively. This computation excludes an additional 21.0 million and 14.4 million of options outstanding at April 4, 2003 and March 29, 2002 as their exercise price exceeded the average fair market value during those periods and, accordingly, the related impact would have been anti-dilutive. For the first quarter of 2003 and the first quarter of 2002, the conversion of the redeemable preferred stock was not assumed in determining diluted earnings per share as the related impact would have been anti-dilutive. The redeemable preferred stock is

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

convertible into 39.4 million shares and 36.4 million shares of the Company’s common stock at a price of $2.82 in the first quarter of 2003 and the first quarter of 2002, respectively. Earnings (loss) per share calculations for quarters ended April 4, 2003 and March 29, 2002 are as follows (in millions, except per share data):

	Quarter Ended
	April 4, 2003	March 29, 2002
Net loss	$(29.0)	$(50.0)
Less: Redeemable preferred stock dividends	(2.2)	(2.1)

Net loss applicable to common stock	(31.2)	(52.1)

Basic weighted average common shares outstanding	176.4	174.8
Add: Incremental shares for:
Dilutive effect of stock options	—	—
Convertible redeemable preferred stock	—	—

Diluted weighted average common shares outstanding	176.4	174.8

Earnings (loss) per share:
Basic	$(0.18)	$(0.30)

Diluted	$(0.18)	$(0.30)

The Company accounts for employee stock options on its common stock in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and provides the pro forma disclosures required by SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS No. 123”) as amended by SFAS No. 148 “Accounting for Stock Based Compensation—Transition and Disclosure”. The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net loss for the first quarter of 2003 and 2002 would have been increased to the pro forma amounts indicated below (in millions except per share data):

	Quarter Ended
	April 4, 2003	March 29, 2002
Net loss, as reported	$(29.0)	$(50.0)
Add: Stock-based employee compensation expense included in reported net loss, net of related tax effects	0.1	0.3
Less: Stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(3.5)	(3.5)

Pro forma net loss	(32.4)	(53.2)
Less: Redeemable preferred stock dividends	(2.2)	(2.1)

Pro forma net loss applicable to common stock	$(34.6)	$(55.3)

Earnings per share:
Basic—as reported	$(0.18)	$(0.30)

Basic—pro forma	$(0.20)	$(0.32)

Diluted—as reported	$(0.18)	$(0.30)

Diluted—pro forma	$(0.20)	$(0.32)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The fair value of each option grant has been estimated at the date of grant while the fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan has been estimated at the beginning of the respective offering periods, both using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	Quarter Ended
Employee Stock Options	April 4, 2003	March 29, 2002
Expected life (in years)	5	5
Risk-free interest rate	3.03%	4.47%
Volatility	0.70	0.70

	Quarter Ended
Employee Stock Purchase Plan	April 4, 2003	March 29, 2002
Expected life (in years)	0.25	0.25
Risk-free interest rate	1.22%	1.74%
Volatility	0.70	0.70

The weighted-average estimated fair value of employee stock options granted during the first quarter of 2003 and 2002 was $0.76 and $2.05 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan during the first quarter of 2003 and 2002 was $0.34 and $0.55, respectively.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 7:  Long-Term Debt

Long-term debt at April 4, 2003 and December 31, 2002 consists of the following (dollars in millions):

	April 4, 2003			December 31, 2002
	Amount of Facility	Interest Rate	Balance	Amount of Facility	Interest Rate	Balance
Senior Bank Facilities:
Tranche A	$200.0	6.80%	$4.8	$200.0	6.4375%	$6.6
Tranche B	325.0	6.80%	153.1	325.0	6.4375%	209.9
Tranche C	350.0	6.80%	164.9	350.0	6.4375%	226.0
Tranche D	200.0	6.80%	97.9	200.0	6.4375%	134.1
Tranche R	62.5	6.80%	62.5	—	—	—
Revolver	62.5	6.80%	37.5	150.0	6.4375%	125.0

			520.7			701.6
12% First-Lien Senior Secured Notes due 2010, interest payable semi-annually, net of debt discount of $9.0			191.0			—
12% Second-Lien Senior Secured Notes due 2008, interest payable semi-annually, net of debt discount of $8.3 and $8.6			291.7			291.4
12% Senior Subordinated Notes due 2009, interest payable semi-annually			260.0			260.0
10% Junior Subordinated Note to Motorola due 2011, interest compounded semi-annually, payable at maturity			130.2			126.9
2.25% Note payable to Japanese bank due 2010			23.8			23.3
Loan facility with a Chinese bank (currently 3.5%)			20.0			20.0

			1,437.4			1,423.2
Less: Current maturities			(24.0)			(19.8)

			$1,413.4			$1,403.4

First-Lien Notes

On March 3, 2003, the Issuers issued $200.0 million principal amount of First-Lien Notes in a private offering that was exempt from the registration requirements of the federal securities laws. The First-Lien Notes, which are callable after four years, were issued at 95.467% of par value and generated net proceeds of approximately $180.9 million after deducting the discount and related issuance costs. The net proceeds were used to prepay a portion of the amounts outstanding under the Company’s senior bank facilities, including $25.0 million relating to the Company’s revolving credit facility. In connection with the prepayment, the Company wrote off $3.5 million of debt issuance costs in the first quarter of 2003.

The First-Lien Notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by the Company’s domestic restricted subsidiaries. In addition, the First-Lien Notes and related guarantees are secured on a first-priority basis by the assets that secure the senior bank facilities and they rank equal in right of payment

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

with all of the Company’s and the guarantors’ existing and future senior indebtedness and senior to the Company’s and the guarantors’ existing and future senior subordinated and subordinated indebtedness and effectively junior to all of the liabilities of the Company’s subsidiaries that have not guaranteed such notes. In addition, the First-Lien Notes and the related guarantees are secured on a second-priority basis by the capital stock or other equity interests of the Company’s domestic subsidiaries, 65% of the capital stock or other equity interests of the Company’s first-tier foreign subsidiaries and substantially all other assets, in each case that are held by the Company or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

The Issuers filed an exchange offer registration statement on May 2, 2003 relating to the First-Lien Notes pursuant to a registration rights agreement. The Securities and Exchange Commission declared the registration statement effective on May 8, 2003.

Second-Lien Notes

On May 6, 2002, the Issuers issued $300.0 million principal amount of second lien notes (the “Second-Lien Notes”) in a private offering that was exempt from the registration requirements of the federal securities laws. The Second-Lien Notes, which are callable after four years, were issued at 96.902% of par value and generated net proceeds of $278.6 million after deducting the discount and related issuance costs. The net proceeds were used to prepay a portion of the amounts outstanding under the Company’s senior bank facilities. In connection with this prepayment, the Company wrote off $6.5 million of debt issuance costs during the second quarter of 2002. Because the amount outstanding under the senior bank facilities was reduced below $750.0 million, the supplemental interest charges were reduced from 3.0% to 1.0%. The Company exercised its option to terminate the supplemental interest charges by paying the entire accrued balance of supplemental interest charges of $26.9 million during the first quarter of 2003. The Second-Lien Notes accrued interest at the rate of 12% until February 6, 2003, when the related annual interest increased to 13%. The increased interest rate will remain in effect unless on or prior to August 6, 2003 the Company issues $100.0 million of its common stock or certain convertible preferred stock to financial sponsors and uses the net proceeds to prepay additional amounts outstanding under its senior bank facilities or under any other credit facility secured by a first-priority lien and permanently reduces the related loan commitments in an amount equal to the amount prepaid. Interest on Second-Lien Notes is payable semi-annually on May 15 and November 15.

The Second-Lien Notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by the Company’s domestic restricted subsidiaries. In addition, the Second-Lien Notes and the related guarantees are secured on a second-priority basis by the capital stock or other equity interests of the Company’s domestic subsidiaries, 65% of the capital stock or other equity interests of the Company’s first-tier foreign subsidiaries and substantially all other assets, in each case that are held by the Company or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

The Issuers filed an exchange offer registration statement on October 1, 2002 relating to the Second-Lien Notes pursuant to a registration rights agreement. The Securities and Exchange Commission declared the registration statement effective on January 27, 2003.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Annual maturities relating to the Company’s long-term debt as of April 4, 2003 are as follows (in millions):

Remainder of 2003	$12.3
2004	15.5
2005	155.8
2006	194.5
2007	176.8
Thereafter	882.5

Total	$1,437.4

As a result of the consolidation of Leshan, the Company’s long-term debt includes a $20 million loan facility between Leshan and a Chinese Bank. Aggregate loans under this facility, which was entered into in November 2000, are comprised of $16 million of borrowings denominated in U.S. dollars and $4 million of borrowings denominated in Chinese Renminbi (based on current exchange rates). Interest on these loans is payable quarterly and accrues at a variable rate based on published market rates in China for six-year term loans. Scheduled principal payments consist of $10.5 million due in the fourth quarter of 2003 and $9.5 million due in the first quarter of 2004. The Company is in refinancing discussions with the bank at this time. Under the current agreement, the Company has the ability to extend the maturity of this loan for three years under the same terms and conditions.

The Company and SCI LLC are co-issuers of the First-Lien Notes (issued in March 2003), the Second-Lien Notes, and the Senior Subordinated Notes (collectively, “the Notes”.) The Company’s other domestic subsidiaries (collectively, the “Guarantor Subsidiaries”) fully and unconditionally guarantee on a joint and several basis, the Issuers’ obligations under the Notes. The Guarantor Subsidiaries include Semiconductor Components Industries of Rhode Island, Inc, an operating subsidiary, as well as holding companies whose net assets consist primarily of investments in the Company’s Czech subsidiaries, the Leshan and nominal equity interests in certain of the Company’s other foreign subsidiaries. The Company’s remaining subsidiaries (collectively, the “Non-Guarantor Subsidiaries”) are not guarantors of the Notes.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The Company does not believe that the separate financial statements and other disclosures concerning the Guarantor Subsidiaries provide any additional information that would be material to investors in making an investment decision. Condensed consolidating financial information for the Issuers, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries is as follows (in millions):

	Issuers		Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	ON Semiconductor Corporation	SCI LLC
As of April 4, 2003
Cash and cash equivalents	$—	$125.4	$—	$64.6	$—	$190.0
Receivables, net	—	37.6	—	92.1	—	129.7
Inventories, net	—	21.8	2.5	163.2	(17.0)	170.5
Other current assets	—	6.0	0.3	31.7	—	38.0

Total current assets	—	190.8	2.8	351.6	(17.0)	528.2
Property, plant and equipment, net	—	95.8	30.9	431.7	—	558.4
Goodwill and other intangibles, net	—	8.1	92.9	—	—	101.0
Investments and other assets	(624.9)	80.9	49.1	1.4	534.9	41.4

Total assets	$(624.9)	$375.6	$175.7	$784.7	$517.9	$1,229.0

Accounts payable	$—	$22.0	$2.2	$83.5	$—	$107.7
Accrued expenses and other current liabilities	—	95.4	1.7	47.7	2.0	146.8
Deferred income on sales to distributors	—	31.3	—	36.9	—	68.2

Total current liabilities	—	148.7	3.9	168.1	2.0	322.7
Long-term debt(1)	742.7	1,392.8	—	20.6	(742.7)	1,413.4
Other long-term liabilities	—	31.0	—	14.4	—	45.4
Intercompany(1)	(787.1)	(567.8)	162.1	408.0	784.8	—

Total liabilities	(44.4)	1,004.7	166.0	611.1	44.1	1,781.5
Minority interests in consolidated subsidiaries	—	—	—	—	28.0	28.0
Redeemable preferred stock	112.3	—	—	—	—	112.3
Stockholders’ equity (deficit)	(692.8)	(629.1)	9.7	173.6	445.8	(692.8)

Liabilities, minority interests and stockholders’ equity (deficit)	$(624.9)	$375.6	$175.7	$784.7	$517.9	$1,229.0

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

	Issuers
	ON Semiconductor Corporation	SCI LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
As of December 31, 2002
Cash and cash equivalents	$—	$121.5	$—	$68.9	$—	$190.4
Receivables, net	—	38.2	—	77.2	—	115.4
Inventories, net	—	25.4	0.5	150.8	(13.2)	163.5
Other current assets	—	7.1	0.1	38.6	—	45.8

Total current assets	—	192.2	0.6	335.5	(13.2)	515.1
Property, plant and equipment, net	—	104.4	33.5	447.4	—	585.3
Goodwill and other intangibles, net	—	8.1	95.9	—	—	104.0
Investments and other assets	(596.3)	68.0	47.2	1.3	518.8	39.0

Total assets	$(596.3)	$372.7	$177.2	$784.2	$505.6	$1,243.4

Accounts payable	$—	$25.3	$1.7	$47.1	$—	$74.1
Accrued expenses and other current liabilities	—	134.9	1.6	36.6	1.9	175.0
Deferred income on sales to distributors	—	32.3	—	38.5	—	70.8

Total current liabilities	—	192.5	3.3	122.2	1.9	319.9
Long-term debt(1)	551.4	1,372.2	—	31.2	(551.4)	1,403.4
Other long-term liabilities	—	28.3	—	16.8	—	45.1
Intercompany(1)	(595.7)	(621.7)	158.9	465.0	593.5	—

Total liabilities	(44.3)	971.3	162.2	635.2	44.0	1,768.4
Minority interests in consolidated subsidiaries	—	—	—	—	27.0	27.0
Redeemable preferred stock	110.1	—	—	—	—	110.1
Stockholders’ equity (deficit)	(662.1)	(598.6)	15.0	149.0	434.6	(662.1)

Liabilities, minority interests and stockholders’ equity (deficit)	$(596.3)	$372.7	$177.2	$784.2	$505.6	$1,243.4

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

	Issuers
	ON Semiconductor Corporation	SCI LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
For the quarter ended April 4, 2003
Revenues	$—	$136.5	$15.5	$351.2	$(233.7)	$269.5
Cost of sales	—	120.8	11.2	293.0	(229.9)	195.1

Gross profit	—	15.7	4.3	58.2	(3.8)	74.4

Research and development	—	5.6	3.5	8.6	—	17.7
Selling and marketing	—	8.9	0.1	7.1	—	16.1
General and administrative	—	12.7	—	8.6	—	21.3
Amortization of intangible	—	—	—	—	—	—
Restructuring, asset impairments and other	—	—	3.0	—	—	3.0

Total operating expenses	—	27.2	6.6	24.3	—	58.1

Operating income (loss)	—	(11.5)	(2.3)	33.9	(3.8)	16.3
Interest expense, net	—	(24.8)	(4.9)	(8.7)	—	(38.4)
Loss on debt prepayment and other	—	(3.5)	—	—	—	(3.5)
Equity earnings	(50.5)	9.8	1.9	—	38.8	—

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	(50.5)	(30.0)	(5.3)	25.2	35.0	(25.6)
Income tax benefit (provision)	—	(0.9)	—	(1.3)	—	(2.2)
Minority interests	—	—	—	—	(1.2)	(1.2)
Cumulative effect of accounting change	—	(21.5)	—	—	—	(21.5)

Net income (loss)	$(50.5)	$(52.4)	$(5.3)	$23.9	$33.8	$(50.5)

For the quarter ended March 29, 2002
Revenues	$—	$127.6	$20.7	$327.5	$(204.8)	$271.0
Cost of sales	—	132.8	15.4	269.2	(208.3)	209.1

Gross profit	—	(5.2)	5.3	58.3	3.5	61.9

Research and development	—	10.3	1.2	5.8	—	17.3
Selling and marketing	—	7.4	0.5	6.7	—	14.6
General and administrative	—	16.6	—	12.6	—	29.2
Amortization of intangible	—	—	3.0	—	—	3.0
Restructuring, asset impairments and other	—	7.1	—	—	—	7.1

Total operating expenses	—	41.4	4.7	25.1	—	71.2

Operating income (loss)	—	(46.6)	0.6	33.2	3.5	(9.3)
Interest expense, net	—	(19.1)	(4.7)	(12.2)	—	(36.0)
Equity earnings	(50.0)	41.5	(0.5)	—	9.0	—

Income (loss) before income taxes and minority interests	(50.0)	(24.2)	(4.6)	21.0	12.5	(45.3)
Income tax benefit (provision)	—	(1.7)	—	(2.4)	—	(4.1)
Minority interests	—	—	—	—	(0.6)	(0.6)

Net income (loss)	$(50.0)	$(25.9)	$(4.6)	$18.6	$11.9	$(50.0)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

	Issuers
	ON Semiconductor Corporation	SCI LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
For the quarter ended April 4, 2003
Net cash provided by (used in) operating activities	$—	$(0.8)	$0.9	$4.5	$—	$4.6

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(0.4)	(0.9)	(4.9)	—	(6.2)

Net cash used in investing activities	—	(0.4)	(0.9)	(4.9)	—	(6.2)

Cash flows from financing activities:
Intercompany loans	—	(83.0)	—	83.0	—	—
Intercompany loan repayments	—	87.2	—	(87.2)	—	—
Proceeds from debt issuance, net of closing costs and discount	—	190.9	—	—	—	190.9
Payment of debt issuance costs	—	(9.3)	—	—	—	(9.3)
Repayment of long term debt	—	(180.9)	—	—	—	(180.9)
Proceeds from exercise of stock options and issuance of common stock under the employee stock purchase plan	—	0.2	—	—	—	0.2

Net cash provided by (used in) financing activities	—	5.1	—	(4.2)	—	0.9

Effect of exchange rate changes on cash and cash equivalents	—	—	—	0.3	—	0.3

Net increase (decrease) in cash and cash equivalents	—	3.9	—	(4.3)	—	(0.4)
Cash and cash equivalents, beginning of period	—	121.5	—	68.9	—	190.4

Cash and cash equivalents, end of period	$—	$125.4	$—	$64.6	$—	$190.0

For the quarter ended March 29, 2002
Net cash provided by (used in) operating activities	$—	$(104.8)	$—	$86.0	$—	$(18.8)

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(0.4)	(0.1)	(12.3)	—	(12.8)
Proceeds from sales of property, plant and equipment	—	0.2	—	—	—	0.2

Net cash used in investing activities	—	(0.2)	(0.1)	(12.3)	—	(12.6)

Cash flows from financing activities:
Intercompany loans	—	(72.5)	—	72.5	—	—
Intercompany loan repayments	—	140.4	—	(140.4)	—	—
Payment of capital lease obligation	—	(0.7)	—	—	—	(0.7)
Repayment of long term debt	—	(2.8)	—	—	—	(2.8)
Proceeds from exercise of stock options and issuance of common stock under the employee stock purchase plan	—	1.2	—	—	—	1.2

Net cash provided by (used in) financing activities	—	65.6	—	(67.9)	—	(2.3)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(0.1)	—	(0.1)

Net increase (decrease) in cash and cash equivalents	—	(39.4)	(0.1)	5.7	—	(33.8)
Cash and cash equivalents, beginning of period	—	124.9	0.1	61.0	—	186.0

Cash and cash equivalents, end of period	$—	$85.5	$—	$66.7	$—	$152.2

(1)	For purposes of this presentation, the First-Lien Notes, Second-Lien Notes, and Senior Subordinated Notes have been reflected in the condensed balance sheets of both the Company and SCI LLC with the appropriate offset reflected in the eliminations column. Interest expense has been allocated to SCI LLC only.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Note 8:  Commitments and Contingencies

Other Contingencies

The Company’s manufacturing facility in Phoenix, Arizona is located on property that is a “Superfund” site, a property listed on the National Priorities List and subject to clean-up activities under the Comprehensive Environmental Response, Compensation, and Liability Act. Motorola is actively involved in the cleanup of on-site solvent contaminated soil and groundwater and off-site contaminated groundwater pursuant to consent decrees with the State of Arizona. As part of the August 4, 1999 recapitalization, Motorola has retained responsibility for this contamination, and has agreed to indemnify the Company with respect to remediation costs and other costs or liabilities related to this matter.

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require the Company to indemnify the other party against losses due to intellectual property infringement, property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants related to such matters as title to sold assets.

The Company is a party to various agreements with Motorola, which were entered into in connection with the Company’s separation from Motorola. Pursuant to these agreements, the Company has agreed to indemnify Motorola for losses due to, for example, breach of representations and warranties and covenants, damages arising from assumed liabilities or relating to allocated assets, and for specified environmental matters. The Company’s obligations under these agreements may be limited in terms of time and/or amount and payment by the Company is conditioned on Motorola making a claim pursuant to the procedures specified in the particular contract, which procedures typically allow the Company to challenge Motorola’s claims.

The Company and its subsidiaries provide for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, by-laws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance, which should enable it to recover a portion of any future amounts paid.

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with sales of our securities and the engagement of financial advisors and also provides indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to the sale of securities or their engagement by the Company.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements and it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under any of these indemnities have not had a material effect on the Company’s business, financial condition, results of operations or cash flows. Additionally, the Company does not believe that any amounts that it may be required to pay under these indemnities in the future will be material to the Company’s business, financial condition, results of operations or cash flows.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Legal Matters

The Company is involved in a variety of legal matters that arose in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters, including the matters described in the next paragraphs, will have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

During the period July 5, 2001 through July 27, 2001, the Company was named as a defendant in three shareholder class action lawsuits that were filed in federal court in New York City against the Company and certain of its former officers, current and former directors and the underwriters for its initial public offering. The lawsuits allege violations of the federal securities laws and have been docketed in the U.S. District Court for the Southern District of New York as: Abrams v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6114; Breuer v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6287; and Cohen v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6942. On April 19, 2002, the plaintiffs filed a single consolidated amended complaint that supersedes the individual complaints originally filed. The amended complaint alleges, among other things, that the underwriters of the Company’s initial public offering improperly required their customers to pay the underwriters excessive commissions and to agree to buy additional shares of the Company’s common stock in the aftermarket as conditions of receiving shares in its initial public offering. The amended complaint further alleges that these supposed practices of the underwriters should have been disclosed in the Company’s initial public offering prospectus and registration statement. The amended complaint alleges violations of both the registration and antifraud provisions of the federal securities laws and seeks unspecified damages. We understand that various other plaintiffs have filed substantially similar class action cases against approximately 300 other publicly traded companies and their public offering underwriters in New York City, which along with the cases against the Company have all been transferred to a single federal district judge for purposes of coordinated case management. The Company believes that the claims against it are without merit and have defended, and intend to continue to defend, the litigation vigorously. The litigation process is inherently uncertain, however, and the Company cannot guarantee that the outcome of these claims will be favorable.

On July 15, 2002, together with the other issuer defendants, the Company filed a collective motion to dismiss the consolidated, amended complaints against the issuers on various legal grounds common to all or most of the issuer defendants. The underwriters also filed separate motions to dismiss the claims against them. In addition, the parties have stipulated to the voluntary dismissal without prejudice of our individual current and former officers and directors who were named as defendants in our litigation, and they are no longer parties to the lawsuit. On February 19, 2003, the Court issued its ruling on the motions to dismiss filed by the underwriter and issuer defendants. In that ruling the Court granted in part and denied in part those motions. As to the claims brought against the Company under the antifraud provisions of the securities laws, the Court dismissed all of these claims with prejudice, and refused to allow plaintiffs the opportunity to re-plead these claims. As to the claims brought under the registration provisions of the securities laws, which do not require that intent to defraud be pleaded, the Court denied the motion to dismiss these claims as to the Company and as to substantially all of the other issuer defendants as well. The Court also denied the underwriter defendants’ motion to dismiss in all respects. While the Company can make no promises or guarantees as to the outcome of these proceedings, it believes that the final result of these actions will have no material effect on the Company’s consolidated financial condition, results of operations or cash flows.

In June 2003, upon the determination of a special independent committee of our Board of Directors, the Company elected to participate in a proposed settlement with the plaintiffs in this litigation. If ultimately approved by the Court, this proposed settlement would result in a dismissal, with prejudice, of all claims in the litigation against the Company and against any of the other issuer defendants who elect to participate in the proposed settlement, together with the current or former officers and directors of participating issuers who were

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

named as individual defendants. The proposed settlement does not provide for the resolution of any claims against the underwriter defendants, and the litigation against those defendants is continuing. The proposed settlement provides that the class members in the class action cases brought against the participating issuer defendants will be guaranteed a recovery of $1 billion by the participating issuer defendants. If recoveries totaling less than $1 billion are obtained by the class members from the underwriter defendants, the class members will be entitled to recover the difference between $1 billion and the aggregate amount of those recoveries from the participating issuer defendants. If recoveries totaling $1 billion or more are obtained by the class members from the underwriter defendants, however, the monetary obligations to the class members under the proposed settlement will be satisfied. In addition, the Company and any other participating issuer defendants will be required to assign to the class members certain claims that they may have against the underwriters of our initial public offerings.

The proposed settlement contemplates that any amounts necessary to fund the settlement or settlement-related expenses would come from participating issuers’ directors and officers’ liability insurance policy proceeds as opposed to funds of the participating issuer defendants themselves. A participating issuer defendant could be required to contribute to the costs of the settlement if that issuer’s insurance coverage were insufficient to pay that issuer’s allocable share of the settlement costs. The Company expects that its insurance proceeds will be sufficient for these purposes and that the Company will not otherwise be required to contribute to the proposed settlement. Consummation of the proposed settlement is conditioned upon, among other things, negotiating, executing, and filing with the Court final settlement documents, and final approval by the Court. If the proposed settlement described above is not consummated, however, the Company intends to continue to defend the litigation vigorously. While the Company can make no promises or guarantees as to the outcome of these proceedings, the Company believes that the final result of these actions will have no material effect on its consolidated financial condition, results of operations or cash flows.

Note 9:  Related Party Transactions

Related party activities between the Company and Motorola, excluding those separately disclosed in the accompanying financial statements are as follows (in millions):

	Quarter Ended
	April 4, 2003	March 29, 2002
Cash paid for:
Purchases of manufacturing services from Motorola	$1.9	$3.2

Cost of other services, rent and equipment purchased from Motorola	$0.4	$0.5

Cash received for:
Freight sharing agreement with Motorola	$—	$5.7

Rental of property and equipment to Motorola	$2.2	$2.5

Product sales to Motorola	$15.4	$24.1

Note 10:  Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” Under this standard, asset retirement obligations will be recognized when incurred at their estimated fair value. In addition, the cost of the asset retirement obligation will be capitalized as

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

a part of the assets’ carrying value and depreciated over the assets’ remaining useful life. The Company adopted SFAS No. 143 effective January 1, 2003. The implementation of SFAS No. 143 did not have a material effect on the Company’s results of operations.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FAS Nos. 4, 44, and 64, Amendment of FAS 13, and Technical Corrections as of April 2002.” SFAS No. 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and an amendment of that Statement, SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements” and excludes extraordinary item treatment for gains and losses associated with the extinguishment of debt that do not meet the Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” criteria. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. SFAS No. 145 also amends FASB Statement No. 13, “Accounting for Leases” and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company adopted SFAS No. 145 effective January 1, 2003. The adoption of SFAS No. 145 will require the reclassification within the Company’s statement of operations of losses on debt prepayment previously classified as extraordinary items.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost as defined in EITF No. 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated by the Company after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment to FAS 123.” SFAS No. 148 provides alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in annual and interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for the Company’s fiscal year 2002. The interim disclosure requirements are effective for the first quarter of fiscal year 2003 and are provided in Note 6 to the Company’s unaudited consolidated financial statements. The Company has no plans to change to the fair value based method of accounting for stock-based employee compensation.

In November 2002, the FASB issued Interpretation No. 45 (“FIN No. 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN No. 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements are effective immediately and such disclosures have been included in Note 4 “Balance Sheet Information.” The Company does not expect the adoption of FIN No. 45 to have a material effect on its financial condition or results of operations.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30. The Company is currently evaluating the impact that this pronouncement will have on its financial condition and results of operations.